Exhibit 99.1

Green Giant Reports Second Quarter Results for the Fiscal Year 2022

Green Giant Inc. (NASDAQ: GGE) (the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today filed its financial results for the Second quarter of fiscal 2022 ended March 31, 2022 with the U.S. Securities and Exchange Commission. An electronic copy of the quarterly report on Form 10-Q can be accessed on the SEC's website at www.sec.gov.

Highlights for the Second Quarter of Fiscal 2022

1.	Total revenues for the Second quarter of fiscal 2022 were approximately $4.3 million, decreased from approximately $18.3 million in the same period of last year.

2.	Net income for the second quarter of fiscal 2022 totaled approximately $0.7 million, comparing to the net income of approximately $2.2 million in the same period of last year.

3.	Basic and diluted net earnings per share attributable to shareholders for the second quarter of fiscal 2022 and 2021 were $0.01 and $0.10, respectively.

GREEN GIANT INC.

(FORMERLY CHINA HGS REAL ESTATE, INC.)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	September 30,
	2022	2021
ASSETS	(Unaudited)
Cash	$10,310,540	$170,001
Restricted cash	3,280,647	3,295,188
Contract assets	13,828,715	13,723,793
Prepayment for energy equipment	18,300,000	—
Real estate property development completed	85,808,677	88,145,841
Other assets	4,327,607	8,358,925
Property, plant and equipment, net	554,742	558,086
Security deposits	1,987,309	1,955,202
Real estate property under development	278,285,593	265,769,721
Due from local governments for real estate property development completed	3,073,461	3,023,806

Total Assets	$419,757,291	$385,000,563

LIABILITIES AND STOCKHOLDERS’ EQUITY
Construction loans	$121,600,813	$119,636,222
Accounts payable	12,633,347	18,259,151
Other payables	8,803,796	6,430,992
Construction deposits	3,399,845	3,344,917
Contract liabilities	1,743,802	1,886,075
Customer deposits	23,067,842	19,803,917
Accrued expenses	1,296,603	1,987,567
Taxes payable	23,274,062	22,954,011
Total liabilities	195,820,110	194,302,852

Commitments and Contingencies
Stockholders’ equity
Common stock, $0.001 par value, 50,000,000 shares authorized, 40,464,929 and 25,617,807 shares issued and outstanding at March 31, 2022 and September 30, 2021, respectively	40,464	25,617
Additional paid-in capital	165,457,371	136,535,303
Statutory surplus	11,095,939	11,095,939
Retained earnings	41,789,050	40,691,955
Accumulated other comprehensive income	5,554,357	2,348,897
Total stockholders’ equity	223,937,181	190,697,711

Total Liabilities and Stockholders’ Equity	$419,757,291	$385,000,563

GREEN GIANT INC.

(FORMERLY CHINA HGS REAL ESTATE, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2022	2021	2022	2021
Real estate sales, net of sales tax	4,302,992	18,162,946	7,121,986	20,894,670
Cost of real estate sales	(2,305,103)	(14,474,264)	(3,760,659)	(16,327,906)
Gross profit	1,997,889	3,688,682	3,361,327	4,566,764
Operating expenses:
Selling and distribution expenses	29,871	16,821	249,658	96,166
General and administrative expenses	650,426	543,334	1,282,353	849,259
Total operating expenses	680,297	560,155	1,532,011	945,425
Operating income	1,317,592	3,128,527	1,829,316	3,621,339
Interest income, net	744	712	2,205	3,537
Other (expense)	(251,201)	(166,571)	(251,201)	(272,428)
Income before income taxes	1,067,135	2,962,668	1,580,320	3,352,448
Provision for income taxes	334,350	741,431	483,225	839,624
Net income	732,785	2,221,237	1,097,095	2,512,824
Other comprehensive income (loss)
Foreign currency translation adjustment	1,038,059	(737,431)	3,205,460	6,253,728
Comprehensive income	$1,770,844	$1,483,806	$4,302,555	$8,766,552
Basic and diluted income per common share:
Basic	$0.02	$0.10	$0.04	$0.11
Diluted	$0.01	$0.10	$0.02	$0.11
Weighted average common shares outstanding:
Basic	35,143,439	22,525,000	30,301,681	22,525,000
Diluted	56,524,453	22,525,000	50,321,940	22,525,000

GREEN GIANT INC.

(FORMERLY CHINA HGS REAL ESTATE, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

						Accumulated
						Other
	Common Stock		Additional	Statutory	Retained	Comprehensive
	Shares	Amount	Paid-in Capital	Surplus	Earnings	Income (loss)	Total
Balance at September 30, 2020	22,525,000	$22,525	$129,930,330	$10,458,395	$34,954,061	$(7,039,490)	$168,325,821
Net income for the period	—	—	—	—	291,587	—	291,587
Foreign currency translation adjustments	—	—	—	—	—	6,991,159	6,991,159
Balance at December 31, 2020 - unaudited	22,525,000	22,525	129,930,330	10,458,395	35,245,648	(48,331)	175,608,567
Net income for the period	—	—	—	—	2,221,237	—	2,221,237
Foreign currency translation adjustments	—	—	—	—	—	(737,431)	(737,431)
Balance at March 31, 2021 - unaudited	22,525,000	$22,525	$129,930,330	$10,458,395	$37,466,885	$(785,762)	$177,092,373

Balance at September 30, 2021	25,617,807	$25,617	$136,535,303	$11,095,939	$40,691,955	$2,348,897	$190,697,711
Net income for the period	—	—	—	—	364,310	—	364,310
Foreign currency translation adjustments	—	—	—	—	—	2,167,401	2,167,401
Balance at March 31, 2022 - unaudited	25,617,807	25,617	136,535,303	11,095,939	41,056,265	4,516,298	193,229,422
Private placements	14,847,122	14,847	28,922,068	—	—	—	28,936,915
Net income for the period	—	—	—	—	732,785	—	732,785
Foreign currency translation adjustments	—	—	—	—	—	1,038,059	1,038,059
Balance at March 31, 2022 - unaudited	40,464,929	$40,464	$165,457,371	$11,095,939	$41,789,050	$5,554,357	$223,937,181

GREEN GIANT INC.

(FORMERLY CHINA HGS REAL ESTATE, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$1,097,095	$2,512,824
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	12,450	24,772
Changes in operating assets and liabilities:
Contract assets	119,872	(422,948)
Real estate property development completed	3,766,754	4,747,385
Real estate property under development	(8,113,047)	(13,010,220)
Other current assets	4,309,818	(1,281,964)
Accounts payables	(5,897,638)	5,515,797
Other payables	2,271,946	395,088
Contract liabilities	(172,426)	(28,762)
Customer deposits	2,924,829	1,387,999
Accrued expenses	(581,968)	—
Taxes payables	269,649	109,454
Net cash provided by (used in) operating activities	7,334	(50,575)

Cash flow from investing activities
Prepayment for energy equipment	(18,461,700)	—
Net cash used in investing activities	(18,461,700)	—

Cash flow from financing activities
Proceeds from private placements	28,936,915	—
Net cash provided by financing activities	28,936,915	—

Effect of changes of foreign exchange rate on cash and restricted cash	(356,551)	36,349
Net increase (decrease) in cash and restricted cash	10,125,998	(14,226)
Cash and restricted cash, beginning of period	3,465,189	3,867,536
Cash and restricted cash, end of period	$13,591,187	$3,853,310
Supplemental disclosures of cash flow information:
Interest paid	$—	$1,847,904
Income taxes paid	$—	$135,462

Reconciliation of net cash:
Cash, end of period	$10,310,540	$555,576
Restricted, end of period	$3,280,647	$3,297,734
Total cash and restricted cash, end of period	$13,591,187	$3,853,310

Cash, beginning of period	$170,001	$457,699
Restricted, beginning of period	$3,295,188	$3,409,837
Total cash and restricted cash, beginning of period	$3,465,189	$3,867,536

Non-cash financing activities:
Reclassification of interest payable to other liabilities	$3,444,532	$1,626,210
Settlement of accounts payable with real estate property*	$569,299	$—
Settlement of accounts payable and accounts receivable*	$2,758,731	$—
Real estate sales for settlement in real estate property under development	$—	$(14,432,275)